Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Vice President, Corporate Communciations
(310) 255-2704
mlataif@activision.com

ACTIVISION BLIZZARD ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Split to Take Effect Post Tender Offer of Activision Blizzard

Santa Monica, CA – July 11, 2008 – Activision Blizzard, Inc. (Nasdaq: ATVI) announced today that its Board of Directors approved a two-for-one stock split of its outstanding shares of common stock to be effected in the form of a common stock dividend.

Stockholders will receive one additional share for each share of common stock held on the record date.  The company expects that the record date for the stock split will be a date shortly after the closing of the company’s previously announced self tender offer. Additional information regarding the stock split, including announcement of the record date, will be provided by the company following completion of the tender offer.

 “This action reflects our strong financial position and our confidence in the opportunities for further growth,” said Robert Kotick, President and CEO of Activision Blizzard. “We believe the stock split will lead to wider ownership by making our stock accessible to a broader base of investors.”

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide pure-play online and console game publisher with leading market positions across all categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Romania, Australia, Chile, India, Japan, China, the region of Taiwan and South Korea.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  Activision Blizzard generally uses words such as “outlook,” “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales of Activision Blizzard’s titles in its fiscal year 2009, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, vendors and third-party developers, domestic and international economic, financial and political conditions and policies, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, Activision Blizzard’s success in integrating the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated. Other such factors include the further implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the special sub-committee of independent directors established in July 2006 to review the company’s historical stock option granting practices, the finalization of the tentative settlement of the SEC’s formal investigation and final court approval of the proposed settlement of the derivative litigation filed in July 2006 against certain current and former directors and officers of Activision Blizzard relating to Activision Blizzard’s stock option granting practices, and the possibility that additional claims and proceedings will be commenced, including additional action by the SEC and/or other regulatory agencies, and other litigation unrelated to stock option granting practices and any additional risk factors identified in Activision Blizzard’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q and the definitive proxy statement filed on June 6, 2008 in connection with the Vivendi transaction. The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

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